UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 18, 2015

Date of Report (Date of earliest event reported)

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza

Springfield, Illinois 62715-0001

(Address, including zip code)

Registrant’s telephone number, including area code:

(217) 789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 23, 2015, Horace Mann Educators Corporation (the “Company”) completed a public offering of $250,000,000 aggregate principal amount of the Company’s 4.500% Senior Notes due 2025 (the “Notes”) pursuant to an underwriting agreement, dated as of November 18, 2015 (the “Underwriting Agreement”), among the Company, J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties.

The Notes were issued under an indenture, dated as of November 23, 2015 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes are represented by a global note, executed by the Company, dated November 23, 2015. Pursuant to the terms of the Indenture, the Notes are unsecured senior obligations of the Company and rank equally with all of the Company’s other unsecured, unsubordinated indebtedness. The Notes bear interest at an annual rate of 4.500%, payable by the Company on June 1 and December 1 of each year, beginning on June 1, 2016. The Notes mature on December 1, 2025.

The Company may redeem the Notes in whole or from time to time in part at any time at the price set forth in the Notes. The Indenture contains customary covenants and events of default.

The Company intends to use the net proceeds from the issuance of the Notes to redeem or repay certain of its outstanding indebtedness, including the Company’s 6.85% Senior Notes due April 15, 2016 and borrowings under the Company’s bank credit facility, which borrowings were used to repay the $75.0 million payable under the Company’s 6.05% Senior Notes that matured on June 15, 2015 and for general corporate purposes. Any remaining proceeds will be used for general corporate purposes.

The foregoing summary is qualified in its entirety by reference to the text of the Underwriting Agreement and the Indenture, which are Exhibits 1.1 and 4.1 to this Current Report on Form 8-K, respectively.

The Notes were issued pursuant to the Prospectus Supplement, dated November 18, 2015, to the Prospectus, dated March 12, 2015 (the “Prospectus”), filed as part of the registration statement on Form S-3 (No. 333-202697) (the “Registration Statement”).

The foregoing description of the Underwriting Agreement, Notes and other documents relating to this transaction does not purport to be complete and is qualified in its entirety by reference to the full text of these securities and documents, forms or copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. Each of Exhibits 1.1 and 4.1 are hereby incorporated by reference into the Registration Statement and the Prospectus.

Item 9.01	Financial Statements and Exhibits.

1.1	Underwriting Agreement, dated November 18, 2015, by and among Horace Mann Educators Corporation, J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters listed on Schedule 1 thereto.

4.1	Indenture, dated as of November 23, 2015, by and between Horace Mann Educators Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of Horace Mann Educators Corporation’s 4.500% Senior Notes due 2025.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Horace Mann Educators Corporation

By:	/s/ Bret A. Conklin
Name: Bret A. Conklin
Title: Senior Vice President & Controller (Principal Accounting Officer)

Date: November 23, 2015

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 18, 2015, by and among Horace Mann Educators Corporation, J.P. Morgan Securities LLC and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters listed on Schedule 1 thereto.

4.1	Indenture, dated as of November 23, 2015, by and between Horace Mann Educators Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of Horace Mann Educators Corporation’s 4.500% Senior Notes due 2025.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).